Exhibit 10.37
Execution Copy: August 21, 2003
SETTLEMENT AGREEMENT AND RELEASE
     This Settlement Agreement and Release (the “Agreement”) is made and entered into as of the date of the last signature below (the “Effective Date”), by and among Gilead Sciences, Inc. (in its own capacity and as successor in interest to NeXstar Pharmaceuticals, Inc., successor in interest to NeXagen, Inc.), a Delaware corporation, with its principal place of business at 333 Lakeside Drive, Foster City, CA, 94404 (“Gilead”), Archemix Corp., a Delaware corporation, with its principal place of business at 1 Hampshire Street, 5th Floor, Cambridge, MA 02139 (“Archemix”), and University License Equity Holdings, Inc. (formerly known as University Technology Corporation, successor in interest to University Research Corporation), a Colorado corporation, having a mailing address at 4001 Discovery Drive, Suite 390C, Boulder, CO 80309 (“ULEHI”). Gilead, Archemix and ULEHI are referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
     A. Whereas, University Research Corporation and NeXagen, Inc., entered into that certain License Agreement dated as of July 17, 1991, pursuant to which NeXagen, Inc. obtained rights to certain patents and technology relating to the SELEX Process;
     B. Whereas, the July 17, 1991 agreement was subsequently amended on October 26, 1992, April 5, 1994, and September 5, 1996 and ultimately restated on June 25, 1998 as the Restated Assignment and License Agreement (the “URC License Agreement”);
     C. Whereas, pursuant to the merger of Gilead with NeXstar on July 29, 1999, Gilead assumed all rights, claims, obligations and liabilities of NeXstar under the URC License Agreement by virtue of such merger;
     D. Whereas, Archemix and Gilead have entered into that certain License Agreement dated October 23, 2001, pursuant to which Gilead granted to Archemix rights under the URC License Agreement (the “Archemix Agreement”); and
     E. Whereas, ULEHI delivered a Termination Notice to Gilead dated November 21, 2002, (the “Termination Notice”), which alleged certain breaches of the URC License Agreement by Gilead; and
     F. Whereas, the Parties desire to amicably settle and resolve, and release Gilead and Archemix from, any and all claims relating to or arising in connection with those matters alleged in the Termination Notice and/or in connection with the URC License Agreement solely as it relates to the Archemix Agreement.
AGREEMENT
     Now, Therefore, in consideration of the foregoing, of the mutual covenants and undertakings contained herein and of other good and valuable consideration, the receipt and and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

     1. Definitions. Capitalized terms used in this Agreement, unless otherwise indicated, shall have the meanings set forth in the URC License Agreement; provided, however, that, with respect to Section 2(b) below, “Archemix” shall be substituted for “NeXstar” in the meanings of capitalized terms set forth in the URC License Agreement.
     2. Payments.
          (a) By Gilead.
               (i) Gilead will pay to ULEHI an amount equal to [***] dollars ($[***]), payable in [***] equal installments of [***] dollars ($[***]). The first such installment shall be paid by Gilead within [***] business days of the Effective Date. Each of the remaining three installments shall be paid, respectively, on the first, second and third [***] of the Effective Date.
               (ii) Gilead will transfer to ULEHI a warrant to purchase [***] ([***]) shares of Archemix Common Stock, pursuant to the Warrant Transfer Agreement executed by the Parties of even date herewith.
               (iii) The first sentence of Section 5.2(a) of the URC License Agreement is hereby amended to provide that Gilead will pay to ULEHI earned royalties on Net Sales of Licensed Products by non-Affiliate sublicensees equal to [***] percent ([***]%) of any earned royalties received by Gilead from its sublicensees with respect to such Net Sales of Licensed Products. Gilead further agrees that, notwithstanding any modifications to the existing terms of such sublicenses after the Effective Date (including but not limited to any modifications that result in advances credited against royalties owed to Gilead under such sublicenses on future Net Sales or any conversion of ongoing royalties owed to Gilead under such sublicenses on future Net Sales into a fixed amount of License Fees), or any modifications to the existing corporate relationships between Gilead and such sublicensees (including but not limited to Gilead acquiring or being acquired by [***] or any of their affiliates), the royalty payable to ULEHI in connection with Net Sales of Licensed Products by such sublicensee will not be less than [***] percent ([***]%) of any earned royalties that Gilead would be entitled to receive from such sublicensee on such Net Sales under the terms of such sublicenses as of the Effective Date (including but not limited to any terms that provide for a reduction in royalty rates for royalties paid to third parties). Gilead agrees to make the payments to ULEHI under this paragraph 2(a)(iii) and to provide ULEHI with reports relating to such payments in accordance with Section 6 of the URC License Agreement. In connection with any modifications to such sublicenses, Gilead agrees to require the sublicensees to continue to provide Gilead with ongoing reports sufficient for Gilead to satisfy such Gilead reporting obligations.
          (b) By Archemix.
               (i) Archemix will pay to ULEHI earned royalties equal to [***] percent ([***]%) on Net Sales by Archemix and Archemix Affiliates of Licensed Products.
               (ii) Archemix will pay to ULEHI earned royalties equal to [***] percent ([***]%) on License Fees, Milestone Payments and royalty payments on Net Sales
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

received by Archemix and Archemix Affiliates from sublicensees as consideration for a sublicense granted under the Archemix Agreement; provided, however, that the foregoing shall not apply to any consideration received by Archemix pursuant to its [***] with [***].
Archemix shall provide reports to and make payments to ULEHI in accordance with Section 6 of the URC License Agreement. Gilead hereby [***] guarantees the payment of all such royalties by Archemix.
     3. Release of Claims. ULEHI, on its own behalf, on behalf of its affiliates and on behalf of its assigns, attorneys, agents, accountants, legal representatives, officers, directors, shareholders, partners, employees, contractors, predecessors, successors, subsidiaries, members and parents (collectively, the “ULEHI Releasing Parties”), hereby absolutely and unconditionally releases, waives, forever discharges and agrees not to sue or otherwise commence any action against Gilead, Archemix, each of Gilead’s and Archemix’s affiliates and their respective assigns, attorneys, agents, accountants, legal representatives, officers, directors, shareholders, partners, employees, contractors, predecessors, successors, subsidiaries, members and parents from any and all claims, counterclaims, rights, demands, obligations, debts, liabilities, judgments, suits, causes of action and actions of any kind, nature or description whatsoever, in law or in equity, judicial or administrative, civil or criminal, whether or not now known, claimed, asserted, suspected, or discoverable, arising or accruing at any time prior to and including the Effective Date, that any of them may ever have had or claimed to have had, from the beginning of time to the date hereof, or which may hereafter accrue against any one of the above listed entities based upon any acts or omissions occurring prior to the date of this Agreement that relate to any of the matters alleged in the Termination Notice or arising out of the URC License Agreement solely as it relates to the Archemix Agreement.
Each of the ULEHI Releasing Parties understands and acknowledges the significance and consequence of releasing all of such claims (including presently unknown, unasserted, unsuspected. or undiscovered claims) and hereby assume full risk and responsibility for any and all injuries, losses, damages, assessments, penalties, charges, expenses, costs, and/or liabilities that they may hereafter incur or discover that in any way arise out of or relate to such claims. To the extent that any provision of applicable law may purport to preserve the rights of any ULEHI Releasing Party to assert presently unknown, unasserted, unsuspected, or undiscovered claims or causes of action, such ULEHI Releasing Party hereby specifically and expressly waives its rights under such provision.
     Without limitation of the foregoing, each of the ULEHI Releasing Parties acknowledges and agrees that this release includes any claims that (i) the execution and performance of the Archemix Agreement was or is a breach or violation the URC License Agreement or any provision thereof, (ii) the Archemix Agreement did or does not fully comply with all provisions of the URC License Agreement relating to sublicenses thereunder, and (iii) the grant by Archemix of a [***] to [***] under the Archemix Agreement and the performance thereof was or is a breach or violation the URC License Agreement or any provision thereof.
     Gilead, on its own behalf, on behalf of its affiliates and on behalf of its assigns, attorneys, agents, accountants, legal representatives, officers, directors, shareholders, partners, employees,
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

contractors, predecessors, successors, subsidiaries, members and parents (collectively, the “Gilead Releasing Parties”), hereby absolutely and unconditionally releases, waives, forever discharges and agrees not to sue or otherwise commence any action against any of the ULEHI Releasing Parties, in their capacities as such, from any and all claims, counterclaims, rights, demands, obligations, debts, liabilities, judgments, suits, causes of action and actions of any kind, nature or description whatsoever, in law or in equity, judicial or administrative, civil or criminal, whether or not now known, claimed, asserted, suspected, or discoverable, arising or accruing at any time prior to and including the Effective Date, that any of them may ever have had or claimed to have had, from the beginning of time to the date hereof, or which may hereafter accrue against any one of the above listed entities based upon an assertion that any acts or omissions occurring prior to the date of this Agreement by any of the ULEHI Releasing Parties (acting in their capacity as such) in connection with the negotiation or execution of the Archemix Agreement breached any of ULEHI’s obligations to Gilead (excluding any claims relating to a breach of any representation, warranty or covenants concerning intellectual property licensed by ULEHI to Gilead) or tortiously interfered with any of Gilead’s contractual or business relationships.
Each of the Gilead Releasing Parties understands and acknowledges the significance and consequence of releasing all of such claims (including presently unknown, unasserted, unsuspected. or undiscovered claims) and hereby assume full risk and responsibility for any and all injuries, losses, damages, assessments, penalties, charges, expenses, costs, and/or liabilities that they may hereafter incur or discover that in any way arise out of or relate to such claims. To the extent that any provision of applicable law may purport to preserve the rights of any Gilead Releasing Party to assert presently unknown, unasserted, unsuspected, or undiscovered claims or causes of action, such Gilead Releasing Party hereby specifically and expressly waives its rights under such provision.
     4. Denial of Liability. The promises contained in this Agreement and the acts done hereunder shall not be construed at any time for any purpose as an admission of liability by any Party.
     5. Confidentiality. The terms of this Agreement shall be held in confidence by the Parties and shall not be publicized or disclosed in any manner whatsoever without the prior written permission of each Party. Notwithstanding the foregoing each Party may disclose the terms of this Agreement: (a) in confidence to its attorneys, accountants, auditors, tax preparers, and financial advisors; (b) as necessary to fulfill standard or legally required corporate reporting or disclosure requirements, provided that the disclosing party shall provide the other party with a draft of any such required reporting or disclosure relating to this Agreement at least [***] business days in advance to permit the other party to review and comment on the accuracy or completeness of the reporting or disclosure; (c) upon request from any government entity, provided that notice shall be given to the other party to permit the other party to seek an appropriate protective order; and (d) insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In addition, ULEHI may disclose the terms of this Agreement on a confidential basis as part of its regular reporting to the inventors (Larry Gold and Craig Tuerk) and to those representatives of the University of Colorado who have a “need to know” of its terms because of the economic interests granted in the proceeds from the URC
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

License Agreement or this Agreement to such representatives under the technology transfer policies of the University of Colorado that may be applicable to ULEHI from time-to-time; provided that such individuals are subject to the same confidentiality obligations as those set forth herein.
     6. Representations. The Parties hereby warrant and represent, each to the other, that: (a) it has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; (b) the execution and delivery of this Agreement and the giving and receipt of the consideration provided herein have been duly authorized by all necessary corporate action on the part of each Party and that the person executing and delivering this Agreement on behalf of each Party has been duly authorized by such Party to so act on such Party’s behalf; (c) the execution and delivery of this Agreement does not violate any agreement, governmental statute, rule or regulation by which either Party is bound or any order, writ, judgment, injunction, decree, determination or ward which has been entered against either Party; and (d) the consideration received for this Agreement is fair, reasonable, sufficient, just and adequate and constitutes lawful consideration supporting the execution of this Agreement. ULEHI further warrants and represents that it has the authority to represent the interests of all of the ULEHI Releasing Parties. Gilead further warrants and represents that it has provided ULEHI with all amendments entered into through the Effective Date by Gilead that modify the terms of the sublicenses subject to paragraph 2(a)(iii) of this Agreement.
     7. General.
          (a) Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Colorado, without reference to its choice of law rules.
          (b) Disputes. Any claim or cause of action, whether legal or equitable, arising out of or based upon this Agreement or related documents shall be settled by arbitration in Denver, Colorado in accordance with Section 15 of the URC License Agreement. In any such arbitration, the arbitrator, in its discretion, may award a party its reasonable attorney’s fees and costs incurred, in addition to any other damages.
          (c) Effect on URC License Agreement. The URC License Agreement shall remain in full force and effect, except as modified by this Agreement. In particular, and not by way of limitation, the royalty obligations under section 5 of the URC License Agreement shall continue to be applicable to the activities and to payments made or received by Gilead or its sublicensees, subject to the provisions of paragraph 2(a)(iii) of this Agreement.
          (d) Effect on Archemix Agreement. The Archemix Agreement shall remain in full force and effect and shall not be amended or modified hereby.
          (e) Entire Agreement. This Agreement, the Warrant Transfer Agreement, the URC License Agreement as amended hereby, and the Archemix Agreement, contain the entire agreement among and/or between the Parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. This Agreement may not be
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

amended or modified except in a writing signed by a duly authorized representative of each Party.
          (f) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.
          (g) Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          (h) Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.
          (i) Counterparts. This Agreement may be executed in any number of counterparts and may be executed by facsimile. Each counterpart shall be deemed to be an original instrument, but all counterparts shall collectively constitute one and the same Agreement.
          (j) Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of the Parties hereto, their successors-in-interest, heirs, assigns, officers, employees, attorneys, agents, devisees, legatees, personal representatives, trustees, directors and shareholders.
          (k) Review by Counsel. Each Party acknowledges that it has read this Agreement and understands all of its terms, and that this Agreement is executed voluntarily, without duress, and with full knowledge of its legal significance. Each Party has received independent legal advice from its attorney with respect to the legal consequences of making the settlement and release provided for herein and with respect to the execution of this Agreement.
          (l) Miscellaneous. A single number, when used herein, shall include the plural, and the plural shall include the singular, as the context may require. Masculine, feminine and neuter gender shall include such other genders as are appropriate.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Execution Copy: August 21, 2003
     In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized officers on the dates set forth below, to be effective as of the date of the last signature below.

Gilead Sciences, Inc.		University License Equity Holdings, Inc.

By:	/s/ John F. Milligan	By:	/s/ Jerry Donahue

Name: John F. Milligan		Name: Jerry Donahue
Title: SVP, Chief Financial Officer		Title: President

Date:		Date:

Archemix Corp.

By:	/s/ Martin Stanton

Name: Martin Stanton
Title: EVP, Corporate Development

Date:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.